As filed with the Securities and Exchange Commission on March 18, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	Advanced Technology Innovation Centre Loughborough University Science and Enterprise Parks, 5 Oakwood Drive Loughborough, Leicestershire LE11 3QF United Kingdom 00 44 1509 222912	46-5027260
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

United Corporate Services, Inc.
2520 St Rose Pkwy, Ste 319
Henderson, NV 89074
(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
 (212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐
If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	(3)(4)	(3)	(3)	(6)
Warrants (2)	(3)(4)	(3)	(3)	(6)
Debt securities	(3)(4)	(3)	(3)	(6)
Units(5)	(3)(4)	(3)	(3)	(6)
Total (1)				$8,811.25 (7)

(1) This Registration Statement includes $87,500,000 of securities which may be issued by the Registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Also, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Warrants may represent rights to purchase debt securities, common stock or other securities registered hereunder.

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the Registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the Registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(5)  Each Unit consists of any combination of two or more of the securities being registered hereby.

(6)  Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended and paid herewith.

(7)  Paid herewith

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION, DATED MARCH 18, 2016
PROSPECTUS
NEMAURA MEDICAL, INC.

$87,500,000
Common Stock
Warrants
Debt Securities
Units
__________________

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants, or units having a maximum aggregate offering price of $87,500,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is quoted on the OTCBB under the symbol “NMRD.” Each prospectus supplement will contain information, where applicable, as to our quotation on OTCBB or listing on any securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
An investment in our common stock involves a high degree of risk. See the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement related to these specific offerings.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $87,500,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”
In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to Nemaura Medical, Inc., a Nevada corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference.  This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	warrants to purchase any of the securities listed above;
●	debt securities, in one or more series; and/or
●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $87,500,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

We perform medical device research and manufacturing of a continuous glucose monitoring system (“CGM”), named ‘sugarBEAT.’ The sugarBEAT device is a non-invasive, wireless device for use by persons with Type I and Type II diabetes, and may also be used to screen pre-diabetic patients. The sugarBEAT device extracts analytes, such as glucose, to the surface of the skin in a non-invasive manner where it is measured using unique sensors and the signal is processed and converted to glucose readings using algorithms. Our primary technology currently consists of  one CGM patch.. The original version of this technology consisted of a device designed for clinical use, which was directly connected to a patch containing a sensor. This device did not have any wireless methods of data transport and all data transport was using a USB cable. The clinical device has been further developed and is available in two variants for all future applications:

1.
The first of these variants consists of a patch containing a sensor that is applied to the skin. Glucose is extracted from the skin into the patch and the raw data is wirelessly sent to a reader. This reader may be a discrete hand held device specifically produced for the sugarBEAT or it may be a smart phone or smart watch. The reader processes the raw data using algorithms and presents these as glucose readings.

2.	The second variant consists of a watch-like device with a screen, and the device directly connects to the patch containing a sensor (using a wire) and provides direct glucose readings on the screen.

We have undertaken a CE approval, which is the process to achieve a mandatory conformity marking for the sugarBEAT device to allow it to be legally sold in the European Union. It is a manufacturers' declaration that the product meets the requirements of the applicable European laws.  In 2015 we applied to obtain the CE approval for our clinical CGM sugarBEAT system.  We were advised on February 25, 2016, that the review process for the CE application had been completed and the sugarBEAT device CE certification is in order for grant.

Our manufacturing processes are governed by ISO13485 quality systems, which also governs  the sale of medical devices.  Our three-year recertification audit was recently completed in February 2016.  As a result of the audit, we are required to complete within 60 days, certain observations related to the quality systems, in particular in relation to the recent relocation of our laboratory facilities to a new building on the same site. Upon completion of this exercise we will receive our re-certification for ISO13485/9001.  Consequently, the CE approval certificate will not be issued until the re-certification is completed.  We expect to complete the recertification no later than April 30, 2016.

Since our first CE mark application for sugarBEAT, we have created a new version of the CGM, variants 1 and 2 described above.  The new device iterations are as described above, as variant 1 and 2, with the two key differences being firstly the new devices are smaller than the first device produced, and secondly the new devices have wireless communication means in the form of Bluetooth. It is our intent to submit a new CE mark application by October 31, 2016 for both variants of the new device.  Although at this time we may not seek to commercially market and sell the initial sugarBeat device, we may continue to use it in clinics, or sell it as an introductory product in the event there are delays in securing CE approval of the variants for the new version of the CGM.

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices that improve disease monitoring, management and overall patient care. We plan to take the following steps to implement our broad business strategy.  Our key commercial strategies post- CE approval of the new variants 1 and 2 of the sugarBEAT will be as follows:

●
Develop our own specialty sales and marketing teams to market the sugarBEAT device in the European Union. We intend to develop specialty sales teams with our Joint Venture partner for the EU territory, for the distribution of our product in the European Economic Area, excluding the UK, Channel Islands, the Isle of Man and Republic of Ireland. We have a marketing license agreement for the UK and Republic of Ireland with DB Pharma (Jersey) Ltd. This agreement is in addition to the 50/50 joint venture agreement with the same party for product launch in all territories in the EU outside of the UK, Channel Islands, the Isle of Man and the Republic of Ireland.

●
Develop a Clinical and Commercialization Strategy for Product launch in the USA. In October 2015 we held a pre-submission meeting with the FDA and expect to hold a second meeting by mid June 2016 with the objective of ensuring that the FDA concurs with our proposed clinical strategy for a Premarket Approval Application, or PMA, submission. We then intend to conduct studies in the USA and submit our PMA within 18 months of the next FDA pre-submission meeting. In parallel we intend to investigate and develop the optimal product launch and commercialization strategy for the USA.

●
Expand the indications for which the sugarBEAT device may be used. We believe that the sugarBEAT device may offer other significant benefits other than those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics as well as critical care, and the monitoring of drugs for clinical study programs. Initial proof of concept will be completed in laboratory settings followed by a clinical program.

●
Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. In addition we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies.

Principal Executive Office
Our principal executive offices were located at Charnwood Building Holywell Park, Ashby Road, Loughborough, Leicestershire, United Kingdom. In August 2015 we relocated to a new-build facility within the same Science Park, The Advanced Technology Centre, Oakwood Drive, Loughborough, Leicestershire, LE113QF, UK. Our website is located at http://www.nemauramedical.com and our telephone number is +44 1509 222912 . Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Nemaura and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K for the year ended March 31, 2105,  which is incorporated herein by reference, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

We may not successfully achieve CE marking approval of our new device if (1) it does not meet the intended clinical outcomes of accuracy, precision, and other factors that would lead to clinical utility of the sugarBEAT system, (2) there are insurmountable technical issues with respect to the wireless communication methods of the new device, or (3) there are any changes in regulatory requirements to obtain approval.  If we fail to achieve CE marking approval, our ability to generate revenues on such device will be limited, which could result in a material adverse effect on our results of operations.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties.  We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements.  Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to those risks identified under “Risk Factors” and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures and research and development expenditures, product launch, product inventory, establishment of sales and marketing teams, and potential new manufacture facilities. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;
•	warrants to purchase any of the securities listed above;
debt securities, in one or more series; and/or
•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as may be amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of March 15, 2016, our authorized capital stock consists of 420,000,000 shares of common stock, par value $0.001 per share, of which 205,000,000 shares were issued and outstanding as of March 15, 2016. The authorized and unissued shares of common stock is available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock will have no preemptive, subscription, redemption or conversion rights.  The holders of our Common Stock do not have cumulative rights in the election of directors. The rights, preferences and privileges of holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any future series of preferred stock, which may be authorized and designated solely by action of our board of directors and issued in the future.

Our common stock is listed on the OTCBB under the symbol “NMRD.” The transfer agent and registrar for our common stock is Island Stock Transfer, Inc.

Warrants

As of March 15, 2016, we had warrants outstanding to purchase 10,000,000 shares of our common stock.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the Registration Statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the Registration Statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to evidence and provide for the acceptance of appointment by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust; and
•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and
•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•       the name or names of any underwriters, if, and if required, any dealers or agents;

•       the purchase price of the securities and the proceeds we will receive from the sale;

•       any underwriting discounts and other items constituting underwriters’ compensation;

•       any discounts or concessions allowed or re-allowed or paid to dealers; and

•       any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•       a fixed price or prices, which may be changed;

•       market prices prevailing at the time of sale;

•       prices related to such prevailing market prices; or

•       negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as quoted on the OTCBB. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb, Los Angeles, California.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2015, have been audited by GHP Horwath, P.C., an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at  http://www.nemauramedical.com.  Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
We have elected to incorporate certain information by reference into this prospectus.  By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:
•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2015;
•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015; and
•	Our Current Reports on Form 8-K as filed on December 2, 2015 and March 17, 2015.
We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after the date of the initial filing of the Registration Statement that contains this prospectus and prior to effectiveness or after such effectiveness but prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”).
You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Chief Financial Officer, Nemaura Medical, Inc.  Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom or visiting our website at  http://www.nemauramedical.com.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth our costs and expenses in connection with the registration for resale of our common stock as described in this registration statement. None of such costs were borne by the Selling Stockholder. All of the amounts shown are estimates except the Commission Registration Fee and the FINRA filing fee.

AMOUNT
Commission Registration Fee	$8,811.25
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Trustees’ Fees and Expenses	*
Warrant Agent Fees and Expenses	*
Miscellaneous Expenses	*
Total
* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.
We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.
Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer except (i) for acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) for conduct violating the NRS, or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.
Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.
Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officer’s additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.
Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.
Our By-Laws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent and under all circumstances permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director.  Our By-Laws also provide that we will indemnify our directors and officers to the fullest extent permitted by the NRS and shall advance reasonable costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding without regard to any limitations set forth in the NRS 78.7502. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.
At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 16. Exhibits.
See Index of Exhibits immediately following the signature page of this registration statement and is incorporated herein by reference.
Item 17. Undertakings.
a.	The undersigned Registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;
Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:
i.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, and certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Loughborough, Leicestershire United Kingdom on March 18, 2016.

NEMAURA MEDICAL, INC., a Nevada corporation

By:	/s/ Dewan F. H. Chowdhury
Dewan F. H. Chowdhury
Chief Executive Officer and President
POWER OF ATTORNEY
Each of the undersigned officers and directors of Nemaura Medical, Inc. hereby severally constitutes and appoints Mr. Dewan F. H. Chowdhury, the true and lawful attorney with full power to him to sign for the undersigned and in his name in the capacities indicated below, any and all amendments, including the post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Nemaura Medical, Inc. to comply with the applicable provisions of the Securities Act and all rules and regulation thereunder, and all requirements of the SEC, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dewan F. H. Chowdhury
Dewan F. H. Chowdhury	March 18, 2016
Chief Executive Officer, Chief Financial Officer President and Director (Principal Executive Officer, Principal Financial and Accounting Officer)
/s/ Bashir Timol
Bashir Timol	March 18, 2016
Director

INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description	Location
3.1	Articles of Incorporation filed March 28, 2014	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
3.2	Bylaws.	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
4.1	Subscription Agreement by and between Nemaura Medical, Inc. and Dr. Dallas John Burston, dated November 26, 2015	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 2, 2015
4.2	Common Stock Purchase Warrant by and between Nemaura Medical, Inc. and Dr. Dallas John Burston, dated November 26, 2015	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 2, 2015
4.3	Form of Common Stock Certificate.	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.
4.4	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.	Filed herewith.
4.5	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.	Filed herewith.
4.6	Form of debt securities, if any.	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.
4.7	Form of warrant agreement and warrant certificate, if any.	Filed herewith.
4.8	Form of unit agreement and unit certificate, if any.	Filed herewith.
10.1	Lease Agreement between Loughborough University and Nemaura Medical Inc. dated January 1, 2014.	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.2	Employment Agreement dated November 1, 2013 between the Company and Dewan F.H. Chowdhury	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.3+	Consultancy Agreement between The University of Bath and Nemaura Pharma Limited, dated June 21, 2012	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.4+	Patent and Know How License between The University of Bath and Nemaura Pharma Limited, dated June 21, 2012	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.5	Novation Agreement between The University of Bath, Nemaura Pharma Limited and Dermal Diagnostics Limited, dated July 9, 2014	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.6	Exclusive Rights License Agreement between Dallas Burston Pharma (DBP) Jersey Limited and Dermal Diagnostics Limited, dated March 31, 2014	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.7	Assignment Agreement between NDM Technologies Limited and Dermal Diagnostics Limited, dated May 8, 2014	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.8	Assignment Agreement between Nemaura Pharma Limited and Dermal Diagnostics Limited, dated May 8, 2014	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.9+	Letter of Intent from Dermal Diagnostics Limited to Dallas Burston Pharma (DBP) Jersey Limited, dated April 4, 2014	Incorporated by reference from the Registrant's Registration Statement on Form S‑1 (File No. 333-194857), filed August 12, 2014
10.10+	License, Supply and Distribution Agreement between Nemaura Medical, Inc.and Dallas Burston Pharma (Jersey) Limited dated November 26, 2015	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 2, 2015
5.1	Opinion of Loeb & Loeb LLP	Filed by Amendment
23.1	Consent of GHP Horwath, P.C., an independent registered public accounting firm.	Filed herewith
23.2	Consent of Loeb & Loeb LLP	Filed by Amendment
24.1	Powers of Attorney.	Included on the signature pages.
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to senior debt securities	To the extent applicable, to be filed under Form 305B2.
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to subordinated debt securities	To the extent applicable, to be filed under Form 305B2
+ Confidential treatment of certain portions of this exhibit has been granted by the Securities and Exchange Commission.